                                                                   Exhibit 7


                                                              EXECUTION COPY


                   SELECT NOTES TRUST SUPPLEMENT LT 2003-4


                                   between

                     STRUCTURED OBLIGATIONS CORPORATION,
                                 as Trustor


                                     and

                       U.S. BANK NATIONAL ASSOCIATION,
                                 as Trustee


                        Select Notes Trust LT 2003-4

Preliminary Statement.........................................................1

Section 1.      Certain Defined Terms.........................................1

Section 2.      Creation and Declaration of Trust; Sale of Underlying
                Securities; Acceptance by Trustee.............................7

Section 3.      Designation...................................................8

Section 4.      Date of the Certificates......................................8

Section 5.      Stated Amount and Denominations; Additional
                Underlying Securities.........................................8

Section 6.      Currency of the Certificates..................................8

Section 7.      Form of Securities............................................9

Section 8.      Distribution Account..........................................9

Section 9.      Certain Provisions of Base Trust Agreement Not Applicable.....9

Section 10.     Distributions.................................................9

Section 11.     Termination of Trust.........................................13

Section 12.     Limitation of Powers and Duties..............................13

Section 13.     Payment of Additional Expenses of Trustee....................14

Section 14.     Modification or Amendment....................................15

Section 15.     Accounting...................................................15

Section 16.     No Investment of Amounts Received on Underlying Securities...15

Section 17.     No Event of Default..........................................15

Section 18.     Notices......................................................15

Section 19.     Access to Certain Documentation..............................16

Section 20.     Advances.....................................................16

Section 21.     Ratification of Agreement....................................16

Section 22.     Counterparts.................................................16

Section 23.     Governing Law................................................16

Section 24.     Certificate of Compliance....................................17

Exhibit A         --       Identification of the Underlying Securities as
                           of Closing Date
Exhibit B         --       Terms of the Certificates as of Closing Date
Exhibit C         --       Form of Certificates
Exhibit D         --       Form of Monthly Trustee's Tax Reporting Statement
Exhibit E         --       Form of UCC-1 Financing Statement
Schedule 1        --       Schedule of Accrued Interest

                  SELECT NOTES TRUST SUPPLEMENT LT 2003-4, dated as of September 26, 2003 (this "Series Supplement"), between STRUCTURED OBLIGATIONS CORPORATION, a Delaware corporation, as Trustor (the "Trustor"), and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

                            PRELIMINARY STATEMENT

         Pursuant to the Base Trust Agreement, dated as of April 2, 2002 (the "Base Trust Agreement" and, as supplemented pursuant to this Series Supplement, the "Agreement"), between the Trustor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust. Section 5.13 of the Base Trust Agreement provides that the Trustor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Base Trust Agreement.

         Pursuant to this Series Supplement, the Trustor and the Trustee shall create and establish a new trust to be known as Select Notes Trust LT 2003-4, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the Select Notes Trust, Long Term Certificates 2003-4, and the Trustor and the Trustee shall herein specify certain terms and conditions in respect thereof. The Certificates shall be Fixed Rate Certificates issued in one Class (the "Certificates").

         On behalf of and pursuant to the authorizing resolutions of the Board of Directors, an authorized officer of the Trustor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Base Trust Agreement.

         Section 1. Certain Defined Terms. (a) All terms used in this Series
         ---------  ---------------------
Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

         (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in
Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

         "Acceleration": The acceleration of the maturity of an Underlying
          ------------
Security after the occurrence of any default on such Underlying Security other than a Payment Default.

         "Advance": The meaning set forth in the Advancing Agreement.
          -------

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         "Advance Repayment Shortfall": An amount equal to at the time of
          ---------------------------
calculation, the excess, if any, of (x) the amount, if any, owed to the Advancing Party for Advances made in respect of an Underlying Security (either in accordance with the Schedule 1 of the Advancing Agreement or Advances made at the option of the Advancing Party to cover delinquent or defaulted payments on such Underlying Security not received by the Trustee on the applicable Underlying Securities Payment Date) immediately prior to the sale of such Underlying Security resulting from a Removal Event over (y) the amount distributed to the Advancing Party from the proceeds of the sale of such Underlying Security; provided however; that if no bids are received
                             -------- -------
in the First Auction of such Underlying Security the amount in this clause
(y) will be deemed to be zero on the last day of such First Auction; provided further; that any amounts received by the Advancing Party from the
-------- -------
proceeds of a First Auction, Second Auction or Third Auction of such Underlying Security will be added to the amount of this clause (y) on the date distributed to the Advancing Party.

         "Agreement": Agreement shall have the meaning specified in the
          ---------
Preliminary Statement to this Series Supplement.

         "Advancing Agreement": The Advancing Agreement dated as of the
          -------------------
Closing Date between the Trustee and the Advancing Party.

         "Advancing Party": JPMorgan Chase Bank.
          ---------------

         "Advancing Party Credit Event": The Advancing Party has (i) become
          ----------------------------
Insolvent or (ii) defaulted on a payment with respect to a debt obligation for borrowed money with an initial principal amount equal to or greater than $1,000,000,000 and any applicable grace period has expired.

         "Annualized Interest": The amount of interest paid to the Advancing
          -------------------
party by the Trustee on behalf of the Trust on an annual basis. Initially Annualized interest shall equal an amount equal to $55,000; provided, however, if the Advancing Party is replaced under the terms of the Advancing Agreement, the Annualized Interest will increase by $10,000.

         "Base Trust Agreement": Base Trust Agreement shall have the meaning
          --------------------
specified in the Preliminary Statement to this Series Supplement.

         "Business Day": Any day other than a Saturday, Sunday or a day on
          ------------
which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

         "Certificateholder" or "Holder": With respect to any Certificate,
          -----------------------------
the Holder thereof.

         "Certificateholders" or "Holders": The Holders of the Certificates.
          -------------------------------

         "Closing Date": September 26, 2003.
          ------------

         "Calculation Agent": J.P. Morgan Securities Inc.
          -----------------

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         "Certificate Principal Balance": Initially, $34,085,000 and on any
          -----------------------------
date thereafter, an amount equal to the initial Certificate Principal Balance less any reductions in the principal amount of the Underlying Securities and payments on the Treasury Securities. For purposes of calculating the Certificate Principal Balance the principal amount of any Underlying Security with respect to which a Removal Event has occurred shall be deemed to be zero. The Certificate Principal Balance for any Certificateholder will be such Certificateholder's pro rata portion of the outstanding Certificate Balance.

         "Credit Event" means (i) a Payment Default with respect to an
          ------------
Underlying Security has occurred, (ii) an Underlying Issuer has become the subject of bankruptcy or similar proceedings or is or has become Insolvent,
(iii) the maturity date of an Underlying Security has been extended or (iv) the interest rate on any Underlying Security has been reduced.

         "Corporate Trust Office": U.S. Bank National Association, 100 Wall
          ----------------------
Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or such other corporate trust office as the Trustee shall designate in writing to the Trustor and the Certificateholders.

         "Depositary":  The Depository Trust Company.
          ----------

         "Distribution Account":  has the meaning set forth in Section 8.
          --------------------

         "Distribution Date": Any Interest Distribution Date, Scheduled
          -----------------
Principal Distribution Date, any Removal Event Distribution Date or any Underlying Securities Redemption Distribution Date.

         "First Auction Period": With respect to the sale of an Underlying
          --------------------
Security pursuant to Section 10(c), the period from the date on which JPMSI receives Sale Instructions with respect to such Underlying Security to and including the date which is seven Business Days after the date on which the Trustor receives such Sale Instructions.

         "Fixed Payment": Each semiannual installment of interest payable on
          -------------
the Underlying Securities, as set forth in Exhibit A hereto.

         "Insolvent": Means with respect to any party hereunder or an
          ---------
Underlying Issuer, that such party or Underlying Issuer (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or any other relief under any insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

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

(7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

         "Interest Distribution Date": The fifteenth (15th) day of each
          --------------------------
month or, if any such day is not a Business Day, then the immediately following Business Day, commencing November 17, 2003 through; provided,
                                                              --------
however, that payment on each Interest Distribution Date shall be subject to
-------
prior payment of interest on the Underlying Securities and advances made by the Advancing Party pursuant to the Advancing Agreement.

         "JPMSI" means J.P. Morgan Securities Inc.
          -----

         "Maturity Date": June 15, 2033.
          -------------

         "Monthly Interest Distribution Amount": With respect to any
          ------------------------------------
Interest Distribution Date, an amount equal to one twelfth of the Pass-Through Rate on the Record Date related to such Interest Distribution Date multiplied by the Certificate Principal Balance on the Record Date related to such Interest Distribution Date, except with respect to the Interest Distribution Date occurring on November 17, 2003, the Monthly Interest Distribution Amount will be equal to 0.136111 multiplied by the Pass-Through Rate on the related Record Date multiplied by the Certificate Principal Balance on such Record Date.

         "Pass-Through Rate": means the per annum interest rate on the
          -----------------
Certificates applicable during the interest accrual period related to an Interest Payment Date. The Pass-Through Rate is initially equal to 5.90%, until a Pass-Through Rate Adjustment Event has occurred, in which case the Pass-Through Rate shall be recalculated by the Calculation Agent so that the adjusted Pass-Through Rate will be equal to:

         (i) (a) (1) the principal amount of the Underlying Securities after giving effect to the distribution of principal resulting from such Pass-Through Rate Adjustment Event multiplied by (2) the weighted average interest rate of the Underlying Securities after giving effect to the distribution of principal resulting from such Pass-Through Rate Adjustment Event reduced by (b) Annualized Interest and Fees plus any other annual expenses payable by the Trustee on behalf of the Trust and further reduced by (c) the sum of each Advance Repayment Shortfall (each such Advance Repayment Shortfall being first divided by (x) the number of months from the Interest Distribution Date occurring immediately after the occurrence of such Advance Repayment Shortfall to June 15, 2033 divided by (y) 12), divided by

         (ii) the Certificate Principal Balance after giving effect to the distribution of principal resulting from such Pass-Through Rate Adjustment Event.

         "Pass-Through Rate Adjustment Event" means (i) a reduction of the
          ----------------------------------
principal amount of the Underlying Securities resulting from the occurrence of a Principal Distribution

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

Date, a redemption of Underlying Securities by the related Underlying Issuer, or the occurrence of a Removal Event, (ii) an Advance Repayment Shortfall has occurred, (iii) a distribution to the Advancing Party of any proceeds from the sale of Underlying Securities which are related to any Advance Repayment Shortfall, (iv) the incurrence by the Trust of reoccurring expenses other than expenses incurred in connection with distributions of interest and principal to Certificateholders and the filing of periodic reports with the Securities and Exchange Commission or (v) the appointment of a successor Advancing Party by the Trustee.

         "Payment Default": A default by an Underlying Securities Issuer in
          ---------------
the payment of any amount due on the applicable Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on such Underlying Securities).

         "Place of Distribution":  New York, New York.
          ---------------------

         "Rating Agency": Standard & Poor's Ratings Services ("S&P"), and
          -------------
any successor to the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be such credit rating agency.

         "Rating Downgrade Event" means the rating of an Underlying Security
          ----------------------
is rated "D" by the Rating Agency.

         "Record Date": With respect to any Distribution Date, the day
          -----------
immediately preceding such Distribution Date.

         "Removal Event" means with respect to any Underlying Security, the
          -------------
occurrence of a (i) Rating Downgrade Event, (ii) Reporting Event or (iii) Credit Event with respect to such Underlying Security or its Underlying Securities Issuer.

         "Removal Event Distribution Date": The date on which distributions
          -------------------------------
are made pursuant to Section 10(d).

         "Reporting Event" A Reporting Event shall have occurred if with
          ---------------
respect to any Underlying Security if periodic reports required to be filed by the Underlying Securities Issuer of such Underlying Security under the United States Securities Exchange Act of 1934, as amended, are no longer being filed and the Trustor determines that, in consultation with the Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must liquidate such Underlying Securities.

         "Sale Instructions": has the meaning set forth in Section 10(c).
          -----------------

         "Scheduled Interest Distribution": With respect to any Scheduled
          -------------------------------
Interest Distribution Date, the amount of interest due to the Trustee as the holder of the related Underlying Security on such Scheduled Interest Distribution Date.

         "Scheduled Interest Distribution Date" means May 1, 2029,
          ------------------------------------
November 1, 2029, January 18, 2031, February 22, 2033 and March 1, 2033.

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


         "Scheduled Principal Distribution": With respect to any Scheduled
          --------------------------------
Principal Distribution Date, the amount of principal due to the Trustee as the holder of the related Underlying Security or the amount due to the Trustee as the holder of the Treasury Securities on such Scheduled Principal Distribution Date.

         "Scheduled Principal Distribution Date": means the maturity date of
          -------------------------------------
an Underlying Security and May 15, 2030.

         "Second Auction Period": With respect to the sale of an Underlying
          ---------------------
Security pursuant to Section 10(c), a period of seven consecutive Business Days, commencing 30 days after the end of the First Auction Period with respect to such Underlying Security (or if such day is not a Business Day, then the next succeeding Business Day).

         "Specified Currency": United States Dollars.
          --------------------

         "Stated Amount": The face amount of the Certificates.
          -------------

         "Third Auction Period": With respect to the sale of an Underlying
          --------------------
Security pursuant to Section 10(c), a period of seven consecutive Business Days, commencing 30 days after the end of the Second Auction Period with respect to such Underlying Security (or if such day is not a Business Day, then the next succeeding Business Day).

         "Treasury Securities": United States Department of the Treasury
          -------------------
STRIPS due May 15, 2030, CUSIP No. 912803 CH4, having a maturity amount of $4,085,000.

         "Trust": Select Notes Trust LT 2003-4.
          -----

         "Trust Termination Event": The reduction of the Certificate
          -----------------------
Principal Balance to zero in connection with the later of (x) the distribution of the proceeds received upon a sale, redemption or maturity of the last remaining Underlying Security in the Trust (after deducting any costs incurred un connection therewith) and (y) the distribution of the proceeds received upon maturity of the Treasury Securities.

         "Underlying Securities": The securities described on Exhibit A hereto.
          ---------------------

         "Underlying Securities Issuer": An issuer of an Underlying Security.
          ----------------------------

         "Underlying Securities Payment Date": With respect to an Underlying
          ----------------------------------
Security, a Scheduled Principal Distribution Date and the payment dates for such Underlying Security as set forth in Exhibit A.

         "Underlying Securities Redemption Distribution Date": The date on
          --------------------------------------------------
which the Trustee receives payment for either a redemption of an Underlying Security in accordance with its terms or a sale of securities pursuant to
Section 10(c); provided, however, if the Trustee receives such payment after 10:00 A.M. (New York City time) on such date, the Underlying Securities Redemption Distribution Date shall be on the next Business Day.

         "Underlying Securities Trustee": The trustee for an Underlying
          -----------------------------
Security.

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         "Voting Rights": The Certificateholders shall have 100% of the
          -------------
total Voting Rights with respect to the Trust, which Voting Rights shall be allocated among all Holders of the Certificates in proportion to the Stated Amount of their respective Certificates.

         Section 2. Creation and Declaration of Trust; Sale of Underlying
         ---------  -----------------------------------------------------
Securities; Acceptance by Trustee; Security Interest; Calculation Agent.
-----------------------------------------------------------------------
(a) The Trust, of which the Trustee is the trustee, is hereby created under the laws of the State of New York for the benefit of the holders of the Certificates. The Trust shall be irrevocable.

         (b) The Trustor hereby directs the Trustee to purchase from JPMSI, on behalf and for the benefit of the Trust, the Underlying Securities and Treasury Securities at a purchase price of $33,028,365 in cash. The Trustee shall pay the full purchase price for the Underlying Securities and Treasury Securities by delivering to JPMSI (i) $33,028,365 on the Closing Date and
(ii) the amounts in cash set forth on Schedule 1 hereto on the applicable dates set forth in Schedule 1 hereto, which represent the accrued and unpaid interest of the Underlying Securities on the Closing Date. The amounts to be paid to JPMSI set forth in clause (ii) above, shall be paid from the Fixed Payments to be received by the Trustee on the dates set forth in Schedule 1 hereto. In the event that any such Fixed Payment is not received by the Trustee on such date or is otherwise insufficient to pay such amount of accrued and unpaid interest to JPMSI, JPMSI shall have a claim for the unpaid portion of such amount and shall share pari passu with Certificateholders to the extent of such claim in the proceeds from the sale or recovery of the Underlying Securities. The Trustor further directs the Trustee to enter into the Advancing Agreement, grant the security interest provided for therein and perform all of its obligations thereunder, which shall include the filing of a UCC-1 Financing Statement, substantially in the form of Exhibit E hereto.

         (c) The Trustee hereby (i) acknowledges the Trustor's instruction to make such purchase and delivery, pursuant to subsection (b) above, and receipt by it of the Underlying Securities, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Base Trust Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Base Trust Agreement and the Certificates, (iii) acknowledges the Trustor's instruction to enter into the Advancing Agreement, grant the security interest therein and perform its obligations thereunder, including the filing of a UCC-1 Financing Statement, substantially in the form of Exhibit E hereto, (iv) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 13 hereof shall not release the Trustee from its duties herein or therein.

         (d) The Trustor and the Trustee hereby acknowledge that a first priority security interest in the Underlying Securities and Treasury Securities has been granted to the Advancing Party pursuant to the Advancing Agreement.

         (e) J.P. Morgan Securities Inc. is hereby appointed as Calculation Agent. The Calculation Agent shall be responsible for the recalculation of the Pass-Through Rate and the Certificate Principal Balance upon notification from the Trustee that a Pass-Through Rate Adjustment Event has occurred. The Calculation Agent shall notify the Trustee in writing of the

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

amount of any recalculated Certificate Principal Balance and Pass-Through Rate on the later of two Business prior to Interest Distribution Date and the date on which the Calculation Agent receives notice of the Pass-Through Rate Adjustment Event.

         Section 3. Designation. There is hereby created a Series of trust
         ---------  -----------
certificates to be issued pursuant to the Base Trust Agreement and this Series Supplement to be known as the "Select Notes Trust, Long Term Certificates Series 2003-4." The Certificates shall be issued in one class, in the amount set forth in Section 5 and with the additional terms set forth in Exhibit B to this Series Supplement. The Certificates shall be issued in substantially the form set forth in Exhibit C to this Series Supplement with such necessary or appropriate changes as shall be approved by the Trustor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee on or in respect of the Underlying Securities.

         Section 4. Date of the Certificates. The Certificates that are
         ---------  ------------------------
authenticated and delivered by the Trustee to or upon Trustor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

         Section 5. Stated Amount and Denominations; Additional Underlying
         ---------  ------------------------------------------------------
Securities and Treasury Securities. On the Closing Date, up to 34,085
----------------------------------
Certificates with an aggregate Stated Amount of $34,085,000 may be authenticated and delivered under the Base Trust Agreement and this Series Supplement. The aggregate Stated Amount of the Certificates shall initially equal 100% of the initial aggregate principal amount of Underlying Securities and maturity amount of the Treasury Securities sold to the Trustee and deposited in the Trust. Such Stated Amount shall be calculated without regard to Certificates authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4 or 5.5 of the Base Trust Agreement. The Trustor may direct the Trustee to purchase additional Underlying Securities and Treasury Securities on any date hereafter upon at least five (5) Business Days notice to the Trustee, the prior written consent of the Advancing Party and upon (i) satisfaction of the Rating Agency Condition and
(ii) delivery of an Opinion of Counsel to the effect that the purchase of any such additional Underlying Securities will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code. Upon such purchase by the Trustee, the Trustee shall deposit such additional Underlying Securities and Treasury Securities in the Certificate Account, and shall authenticate and deliver the Certificates at the instruction of the Trustor in a Stated Amount equal to 100% of the principal amount of such additional Underlying Securities and maturity amount of the Treasury Securities. Any such additional Certificates authenticated and delivered shall rank pari passu with any Certificates previously issued in accordance with this Series Supplement.

         Section 6. Currency of the Certificates. All distributions on the
         ---------  ----------------------------
Certificates will be made in the Specified Currency.

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         Section 7. Form of Securities. The Trustee shall execute and
         ---------  -------------------
deliver the Certificates in the form of one or more global certificates registered in the name of the Depositary or its nominee.

         Section 8. Distribution Account. The Trustee shall on or prior to
         ---------  --------------------
the Closing Date establish a segregated trust account which shall be designated the "Distribution Account" for the benefit of the Certificateholders. All Fixed Payments and Advances received from the Advancing Party pursuant to the Advancing Agreement shall be deposited into the Distribution Account upon receipt by the Trustee and distribution in accordance with Section 10 hereof. Amounts on deposit in the Distribution Account shall not be invested.

         Section 9. Certain Provisions of Base Trust Agreement Not
         ---------  ----------------------------------------------
Applicable; Amendment in Section 10.1.(b) of Base Trust Agreement (a) The
-----------------------------------------------------------------
provisions of Sections 2.3, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.10, 3.11, 3.12,
3.16, 4.2, 5.16, 6.1(c) through (e), and 6.6 of the Base Trust Agreement and any other provision of the Base Trust Agreement, which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event," shall be inapplicable with respect to the Certificates. In addition, there is no "Administrative Agent" specified herein, and all references to "Administrative Agent" in the Base Trust Agreement, therefore, shall be inapplicable with respect to the Certificates.

         (b) The second sentence in Section 10.1 (b) of the Base Trust Agreement is hereby deleted and replaced with the following sentence:

     "Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this
     Section 10.1, Certificates registered in the name of any Affiliate of the Trustor shall be entitled to Voting Rights with respect to matters affecting such Certificates; and provided further that in the event the Rating Agency Condition is not satisfied with respect to such modification or amendment, the Required Percentage--Amendment shall be increased to require an aggregate percentage of the aggregate Voting Rights in the amount specified, if any, in the applicable Series Supplement."

         Section 10. Distributions.
         ----------  -------------

         (a) On each Interest Distribution Date, amounts on deposit in the Distribution Account shall be distributed in the following order of priority:

             (i) with respect to Interest Distribution Dates occurring in March, June, September and December, to the Advancing
         Party, an amount equal to 25% of the Annualized Interest, plus any unpaid fees of the Advancing Party payable on prior Interest Distribution Dates; except that for the November 2003 Interest Distribution Date, the amount distributed to the Advancing Party will be equal to 0.219444 multiplied by the Annualized Interest;

             (ii) to the Advancing Party, any amount to be repaid to the Advancing Party on such Interest Payment Date pursuant to
         Schedule 2 to the Advancing Agreement;

             (iii) to the Certificateholders, pro rata, an amount equal to the Monthly Interest Distribution Amount (less any non-reoccurring expenses incurred by the Trust prior to such Interest Distribution Date, but after the prior Interest Distribution date, but only to the extent that such expenses when added to all prior non-reoccurring expenses incurred by the Trust during the calendar year exceed $25,000) payable on such Interest Distribution Date to the extent received by the Trustee from Fixed Payments and advances made by the Advancing Party pursuant to the Advancing Agreement and remaining after application of clauses (i) and (ii) above; and

             (iv) any remainder shall remain on deposit in the Distribution Account for distribution by the Trustee on subsequent Interest Distribution Dates.

         If any payment with respect to an Underlying Security is made to the Trustee after the Underlying Securities Payment Date and as a result there is a shortfall in the payment of any amount required by this Section 10(a), the Trustee shall distribute such amount received to the extent of such shortfall on the Business Day following such receipt.

         (b) On each Scheduled Interest Distribution Date the Trustee shall distribute to the Certificateholders the Scheduled Interest Distribution, to the extent received by the Trust from interest payments on the applicable Underlying Security (less any amounts owed to the Advancing Party in respect of such Underlying Security); provided, however, if any such payment with
                              --------  -------
respect to an Underlying Securities is made to the Trustee after the applicable Underlying Securities Payment Date, the Trustee shall distribute such amount received on the Business Day following such receipt.

         (c) On each Scheduled Principal Distribution Date the Trustee shall distribute to the Certificateholders the Scheduled Principal Distribution, to the extent received by the Trust from principal payments on the applicable Underlying Security or amounts paid on the Treasury Securities, in reduction of the Certificate Principal Balance; provided, however, if any
                                                   --------  -------
such payment with respect to an Underlying Securities is made to the Trustee after the Underlying Securities Payment Date, the Trustee shall distribute such amount received on the Business Day following such receipt.

         (d) If a Removal Event occurs, then the Trustee, within two Business Days following the receipt of written notice from the applicable Underlying Security indenture trustee or the Trustor or its actual knowledge of such Removal Event, will deliver to the holders of the Certificates, the Rating Agency and the Trustor notice of such Removal Event and deliver written instructions ("Sale Instructions") to JPMSI to sell the applicable Underlying Security on behalf of the Trust (unless the Advancing Party has the right to take possession of such Underlying Security as set forth in
Section 7 of the Advancing Agreement). Upon receipt of Sale Instructions, JPMSI shall use its reasonable efforts to sell the applicable Underlying Securities within seven Business Days and deliver the proceeds received in connection with such sale to the Trustee for distribution to Certificateholders (less any amounts owed to the Advancing Party in respect of such Underlying Security).

         (e) In connection with the sale of any Underlying Securities required by Section 10(c), JPMSI will use its reasonable efforts to sell such Underlying Securities to the highest of not less than three solicited bidders (which bidders may include JPMSI, one of its affiliates or the Underwriter), provided, however, that none of JPMSI, any of its affiliates or the Underwriter is obligated to bid for those Underlying Securities; and provided, further, that JPMSI will use its reasonable efforts to solicit at least three bids from financial institutions with invested assets or assets under management of at least $50 million that are not affiliates of JPMSI. If JPMSI receives less than three bids for all or less than all of such Underlying Securities prior to the close of business on the seventh Business Day following its receipt of the applicable Sale Instructions, the Calculation Agent will sell the Underlying Securities for which bids have been received to the highest bidder of the bids received. In the sole judgment of the Calculation Agent, bids may be evaluated on the basis of bids for all or a portion of the Underlying Securities to be sold or any other basis selected in good faith by the Calculation Agent. The proceeds of such sale will be distributed by the Trustee on the date of receipt; provided, however, if the Trustee receives such payment after 10:00 A.M. (New York City time) on such date, the Underlying Securities Redemption Distribution Date shall be on the next Business Day, in the following order of priority: (i) to the Advancing Party, the amount owed to the Advancing Party from the proceeds of such sale pursuant to Section 7 of the Advancing Agreement and (ii) to the Certificateholders, pro rata, in accordance with each Certificateholder's Certificate Principal Balance. Any payments made on any Underlying
Security with respect to which a Removal Event has occurred but prior to its sale pursuant to Section 10(d) or Sections 10(d) and 10(e) by the applicable Underlying Issuer shall be distributed in the priority set forth in the previous sentence.

         (f) If bids for less than all of the applicable Underlying Securities or no bids for the applicable Underlying Securities have been received by the Calculation Agent pursuant to the process described in
Section 10(d) on or prior to the seventh Business Day following the Calculation Agent's receipt of the applicable Sale Instructions bids for such Underlying Securities will no longer be solicited until the beginning of the Second Auction Period. During the Second Auction Period for any Underlying Securities, such Underlying Securities will be sold and the proceeds distributed pursuant to the process described in Section 10(d). If bids are not received for all of the applicable Underlying Securities by the end of the Second Auction Period, bids for such Underlying Securities will no longer be solicited until the beginning of the Third Auction Period. During the Third Auction Period for any Underlying Securities, such Underlying Securities will be sold and the proceeds distributed pursuant to the process described in Section 10(d). If bids are not received for all of the applicable Underlying Securities by the end of the Third Auction Period and Advances with respect to such Underlying Securities remain outstanding (after any distributions to the Advancing Agent from the proceeds of any sale of such Underlying Securities resulting from bids received during the Third Auction Period), then the Underlying Securities will be deemed to have no value and will be transferred to the Advancing Party. If bids are not received for all of the applicable Underlying Securities by the end of the Third Auction Period and no Advances with respect to such Underlying Securities remain outstanding (after any distributions to the Advancing Agent from the proceeds of any sale of such Underlying Securities resulting from bids received during the Third Auction Period), then such Underlying Securities will remain in the Trust.

         (g) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the Record Date with respect to such Distribution Date.

         (h) All distributions to Certificateholders on a Distribution Date shall be allocated pro rata among the Certificates based on their respective Certificate Principal Balances as of the beginning of the related Record Date.

         (i) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen (15) days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(h) unless a new instruction is delivered fifteen (15) days prior to a Distribution Date.

         (j) Upon receipt by the Trustee of a notice that all or a portion of an Underlying Security is to be redeemed, the Trustee shall deliver notice of such redemption to the registered Certificateholders not less than fifteen (15) days prior to the Underlying Securities Redemption Distribution Date by mail to each registered Certificateholder at such registered Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee shall not be required to give any notice
--------  -------
of redemption prior to the third Business Day after the date it receives notice of such redemption. The proceeds of any redemption of Underlying Securities will be allocated and distributed by the Trustee on the Underlying Securities Redemption Date in the following order of priority: first (i) to the Advancing Party, the amount of any outstanding advances made by the Advancing party to the Trust against any accrued and unpaid interest with respect to such redeemed Underlying Securities, in each case as determined by Schedule 1 to the Advancing Agreement and then (ii) to the Certificateholders pro rata, in accordance with their respective Certificate Principal Balances. The Certificate Principal Balance of the Certificates will be reduced in amount equal to the reduction in the principal amount of the Underlying Securities caused by a redemption.

         (k) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. Notwithstanding anything in the Agreement to the contrary, to the extent there remains on deposit monies or property in the Trust after all the accrued and unpaid Monthly Interest Distribution Amounts and the Certificate Principal Balance of the Certificates has been reduced to zero, such remaining monies or property shall be distributed to the Certificateholders on a pro rata basis based on the respective Certificate Principal Balances held on the date the final Monthly Interest Distribution Amount was made on the Certificates. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Certificate Principal Balances.

         (l) If on any Interest Distribution Date, the Advancing Party makes an advance to the Trust pursuant to the Advancing Agreement, the Trustee shall immediately deposit such amount in the Distribution Account for distribution in accordance with
Section 10(a) on such Interest Distribution Date.

         (m) If the Advancing Party Credit Event occurs, the Trustee will use reasonable efforts to obtain a successor advancing party, which may be any of the following Bank of New York, Bank One, SunTrust Bank and Wachovia Trust Company, N. A. The Trustee will enter into an advancing agreement with terms similar to the Advancing Agreement, except that the successor advancing party will also be the successor to JPMSI, as calculation agent under the Advancing Agreement and the successor party will be paid Annualized Interest. Notwithstanding Section 10(a), if the Trustee cannot appoint a successor advancing agent within 15 Business Days, distributions of interest will be paid to Certificateholders in the amounts and on the dates received by the Trustee.

         (n) On each Interest Distribution Date the Trustee shall Deliver to Edward D. Jones & Co., L.P. the Monthly Trustee's Tax Reporting Statement, in the form of Exhibit D.

         Section 11. Termination of Trust. (a) The Trust shall terminate
         ----------  --------------------
upon the occurrence of any Trust Termination Event.

         (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Base Trust Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Underlying Securities held by the Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

         Section 12. Limitation of Powers and Duties. (a) The Trustee shall
         ----------  -------------------------------
administer the Trust and the Underlying Securities solely as specified herein and in the Base Trust Agreement.

         (b) The Trust is constituted solely for the purpose of acquiring and holding the Underlying Securities. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Underlying Securities, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes. In addition, the Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated herein and in the Base Trust Agreement.

         (c) The parties acknowledge that the Trustee, as the holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by the Depositary and except as otherwise limited by the Base Trust Agreement or this Series Supplement. In the event that the Trustee receives a request from the Depositary or an Underlying Securities Issuer for the Trustee's consent to any amendment, modification or waiver of the applicable Underlying Securities, or any document thereunder or relating to such Underlying Securities, or receives any other solicitation for any action with respect to any Underlying Securities, the Trustee shall mail within two (2) Business Days a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances) as the Certificates of the Trust were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that,
                                       --------  -------
notwithstanding anything to the contrary in the Base Trust Agreement or this Series Supplement, the Trustee shall at no time vote or consent to any matter which would alter the timing or amount of any then scheduled payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, or which would result in the exchange or substitution of any of the outstanding Underlying Securities whether or not pursuant to a plan for the refunding or refinancing of such Underlying Securities, except with the consent of the Certificateholders representing 100% of the aggregate Voting Rights of the Certificates and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee shall have no liability for any failure to act resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

         (d) Notwithstanding any provision of the Agreement to the contrary, the Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

         (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent and Registrar.

         Section 13. Payment of Additional Expenses of Trustee. The Trustee
         ----------  -----------------------------------------
shall be entitled to receive from the Trustor reimbursement for all (a) reasonable expenses, disbursements and advances incurred or made by it (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ) and (b) up to $25,000 of non-recurring extraordinary expenses incurred by the Trustee on behalf of the Trust in any one calendar year and any excess shall be reimbursed to the Trustee from amounts on deposit in the Distribution Account. The Trustor shall indemnify and hold harmless the Trustee and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorneys' fees) incurred by it in connection with or as a result of the execution of the Agreement or any related document (including, but not limited to, the Advancing Agreement), the administration of this trust or the performance of its duties thereunder. The Trustee shall notify the Trustor promptly of any claim for which they may seek indemnity. Failure by the Trustee to so notify the Trustor shall not relieve the Trustor of its obligations hereunder. The Trustor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the termination of this Agreement.

         Failure by the Trustor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release either the Trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by each of the Trustee in its individual capacity, and the Trustee shall have no recourse against the Trust with respect thereto.

         Section 14. Modification or Amendment. The Trustee shall not enter
         ----------  -------------------------
into any modification or amendment of the Base Trust Agreement or this Series Supplement unless such modification or amendment is in accordance with Section 10.1 of the Base Trust Agreement. Pursuant to Section 5 of this Series Supplement, the Trustor may sell to the Trustee additional Underlying Securities from time to time without violation or trigger of this Section 14.

         Section 15. Accounting. Notwithstanding Section 3.16 of the Base
         ----------  ----------
Trust Agreement, no such accounting reports shall be required. The Trustee agrees however to obtain, at the Trustor's direction and expense, a report of an independent public accountant sufficient for the Trustor on behalf of the Trust to satisfy its obligations with respect to certification requirements under Rules 13a-14 and 15d-14 of the Exchange Act.

         Section 16. No Investment of Amounts Received on Underlying
         ----------  -----------------------------------------------
Securities. All amounts received on or with respect to the Underlying
----------
Securities shall be held uninvested by the Trustee.

         Section 17. No Event of Default. There shall be no Events of
         ----------  -------------------
Default defined with respect to the Certificates.

         Section 18. Notices. (a) All directions, demands and notices
         ----------  -------
hereunder and under the Base Trust Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Trustor, to Structured Obligations Corporation, 270 Park Avenue, New York, New York 10017,
Attention: Chadwick Parson, or such other address as may hereafter be furnished to the Trustee in writing by the Trustor, (ii) in the case of the Trustee, to U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust, facsimile number (212) 809-5459, or such other address as may hereafter be furnished to the Trustor in writing by the Trustee and (iii) in the case of the Calculation Agent, to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017,
Attention: Michael J. Martin or such other address as may be furnished to the Trustee in writing by the Calculation Agent.

         (b) For purposes of delivering notices to the Rating Agency under
Section 10.07 of the Base Trust Agreement, Notice to Rating Agency, or
                                           -----------------------
otherwise, such notices shall be
mailed or delivered as provided in such Section 10.07, Notice to Rating
                                                       ----------------
Agency, to: Standard & Poor's Ratings Services, 55 Water Street, New York,
------
New York 10041; or such other address as the Rating Agency may designate in writing to the parties hereto.

         (c) In the event a Payment Default or an Acceleration occurs, the Trustee shall promptly give notice to the Depositary or, for any Certificates which are not then held by the Depositary or any other trust, directly to the registered holders of the Certificates thereof. Such notice shall set forth (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default relating to the Underlying Securities, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

         (d) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Trustor to the Certificateholders without charge to such Certificateholders.

         Section 19. Access to Certain Documentation. Access to
         ----------  -------------------------------
documentation regarding the Underlying Securities will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Base Trust Agreement. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

         Section 20. Advances. There is no Administrative Agent specified
         ----------  --------
herein; hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.3 of the Base Trust Agreement, except the Advancing Party as provided in the Advancing Agreement.

         Section 21. Ratification of Agreement. With respect to the Series
         ----------  -------------------------
issued hereby, the Base Trust Agreement, as supplemented by this Series Supplement, is in all respects ratified and confirmed, and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

         Section 22. Counterparts. This Series Supplement may be executed in
         ----------  ------------
any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         Section 23. Governing Law. This Series Supplement and each
         ----------  -------------
Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 24. Certificate of Compliance. The Trustor shall deliver to
         ----------  -------------------------
the Trustee on or prior to March 15 of each year prior to a Trust
Termination Event the Officer's Certificate as to compliance as required by
Section 6.1(b) of the Base Trust Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be executed by their respective duly authorized officers as of the date first above written.

                                    STRUCTURED OBLIGATIONS CORPORATION


                                    By: /s/ Beverly A. Freeney
                                        ------------------------
                                        Authorized Signatory


                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By: /s/ Chadwick S. Parson
                                        ------------------------
                                        Responsible Officer

                                                                    EXHIBIT A

       IDENTIFICATION OF THE UNDERLYING SECURITIES AS OF CLOSING DATE

GE GLOBAL INSURANCE SECURITIES
------------------------------

Underlying Issuer:                     GE Global Insurance Holding Corporation

Underlying Securities:                 $3,000,000 7.00% Notes due February 15, 2026

Amount Originally Issued:              $600,000,000

Interest Rate:                         7.00%

Scheduled Payment Dates:               February 15 and August 15

Scheduled Maturity:                    February 15, 2026

Rank:                                  The GE Global Insurance Securities
                                       are unsecured and rank on parity with
                                       all other unsecured and unsubordinated
                                       debt of GE Global Insurance Holding
                                       Corporation.

Denominations:                         $1,000 and integral multiples thereof

Redemption:                            GE Global Insurance Securities are not
                                       redeemable prior to maturity.

Events of Default:                     Failure to pay principal or premium
                                       when due; failure to pay interest
                                       when due for a period of 30 days;
                                       breach of a covenant or warranty in
                                       the indenture governing the GE Global
                                       Insurance Securities which continues
                                       for 60 days after receipt by GE Global
                                       Insurance Holding Corporation of
                                       notice from the trustee or holders of
                                       not less than 25% of the aggregate
                                       principal amount of the GE Global
                                       Insurance Securities; and certain
                                       events of bankruptcy, insolvency or
                                       reorganization of GE Global Insurance
                                       Holding Corporation.

Modification and Waiver:               The indenture governing the GE Global
                                       Insurance Securities may generally be
                                       modified with the consent of the
                                       holders of 66 2/3% in aggregate
                                       principal amount of each affected
                                       series of debt securities issued
                                       under the indenture governing the GE
                                       Global Insurance Securities; provided
                                       that the consent of each holder of
                                       each affected series is needed to
                                       modify certain payment provisions of
                                       the indenture governing the GE Global
                                       Insurance Securities.

Currency of Denomination:              U.S. dollars

Form:                                  Book-Entry

CUSIP:                                 36158FAA8



Underlying Securities Prospectus:      The GE Global Insurance Securities
                                       Prospectus Supplement dated February
                                       21, 1996 to the accompanying GE
                                       Global Insurance Securities Prospectus
                                       dated February 8, 1996.

Registration Statement:                333-80193

Standard & Poor's Rating:              A-


DELPHI SECURITIES
-----------------

Underlying Issuer:                     Delphi Automotive Systems Corporation

Underlying Securities:                 $3,000,000 7.125% Debentures due May 1, 2029

Amount Originally Issued:              $500,000,000

Interest Rate:                         7.125%

Scheduled Payment Dates:               May 1 and November 1

Scheduled Maturity:                    May 1, 2029

Rank:                                  The Delphi Securities are unsecured and rank
                                       on parity with all other unsecured and
                                       unsubordinated debt of Delphi Automotive
                                       Systems Corporation.

Denominations:                         $1,000 and integral multiples thereof.

Optional Redemption:                   The Delphi Securities are redeemable, as a
                                       whole or in part, at the option of Delphi
                                       Automotive Systems Corporation. The redemption
                                       price shall be equal the greater of (x) 100%
                                       of the principal amount of Delphi Securities
                                       to be redeemed and (y) the sum of the
                                       present values of the remaining scheduled
                                       payments of principal and interest on the
                                       Delphi Securities, discounted on a semiannual
                                       basis at a rate equal to the sum of a specified
                                       treasury rate and 25 basis points, plus, in
                                       each case, accrued interest to the redemption
                                       date.

Tax Redemption:                        The Delphi Securities are redeemable if
                                       certain changes involving United States taxation
                                       occur which could require Delphi Automotive
                                       Systems Corporation to pay additional amounts
                                       on the Delphi Securities. Upon the
                                       occurrence of any such event, Delphi
                                       Automotive Systems Corporation may
                                       redeem the Delphi Securities in
                                       whole, but not in part. The redemption
                                       price is 100% of the principal amount
                                       of the Delphi Securities to be redeemed plus
                                       accrued interest to the date of the redemption.

Events of Default:                     Failure to pay principal or premium
                                       when due; failure to pay interest or
                                       additional amounts due for a period
                                       of 30 days; breach of a covenant in
                                       the indenture governing the Delphi
                                       Securities which continues for 90
                                       days after notice provided for in the
                                       indenture governing the


                                     2


                                       Delphi Securities; default by Delphi
                                       Automotive Systems Corporation or any
                                       significant subsidiary in any payment
                                       of $25,000,000 or more of principal
                                       of or interest on any debt or in the
                                       payment of $25,000,000 or more on any
                                       guarantee of debt beyond any
                                       applicable grace period; and certain
                                       events of bankruptcy, insolvency or
                                       reorganization of Delphi
                                       Automotive Systems Corporation.

Modification and Waiver:               The indenture governing the Delphi
                                       Securities may generally be modified
                                       with the consent of the holders of at
                                       least a majority in aggregate
                                       principal amount of the outstanding
                                       debt securities of all affected
                                       series issued under the indenture
                                       governing the Delphi Securities;
                                       provided that the modification does
                                       not change certain payment provisions
                                       of the indenture governing the Delphi
                                       Securities.

Currency of Denomination:              U.S. dollars

Form:                                  Book-Entry

CUSIP:                                 247126AC9

Underlying Securities Prospectus:      The Delphi Securities Prospectus Supplement
                                       dated April 28, 1999 to the accompanying
                                       Delphi Securities Prospectus dated
                                       March 30, 1999.

Registration Statement:                333-73285

Standard & Poor's Rating:              BBB-


DOW CHEMICAL SECURITIES
-----------------------

Underlying Issuer:                     The Dow Chemical Company

Underlying Securities:                 $3,000,000 7.375% Debentures due November 1, 2029

Amount Originally Issued:              $1,000,000,000

Interest Rate:                         7.375%

Scheduled Payment Dates:               May 1 and November 1

Scheduled Maturity:                    November 1, 2029

Rank:                                  The Dow Chemical Securities are
                                       unsecured and rank on parity with all
                                       other unsecured and unsubordinated
                                       debt of The Dow Chemical Company.

Denominations:                         $1,000 and integral multiples thereof

Redemption:                            The Dow Chemical Securities are not redeemable
                                       prior to maturity.

                                     3


Events of Default:                     Failure to pay principal when due;
                                       failure to pay interest when due for
                                       a period of 30 days; breach of a
                                       covenant or warranty in the indenture
                                       governing the Dow Chemical Securities
                                       which continues for 90 days after
                                       receipt by The Dow Chemical Company
                                       of notice from holders of not less
                                       than 25% of the aggregate principal
                                       amount of the Dow Chemical Securities;
                                       and certain event of bankruptcy,
                                       insolvency or reorganization of the
                                       issuer.

Modification and Waiver:               The indenture governing the Dow
                                       Chemical Securities may generally be
                                       modified with the consent of the
                                       holders of a majority of the
                                       aggregate principal amount of the Dow
                                       Chemical Securities; provided that
                                       the consent of 100% the holders of
                                       the Dow Chemical Securities is needed
                                       to modify certain payment provisions
                                       of the indenture governing the Dow
                                       Chemical Securities.

Currency of Denomination:              U.S. dollars

Form:                                  Book-Entry

CUSIP:                                 260543BJ1

Underlying Securities Prospectus:      The Dow Chemical Securities Prospectus
                                       Supplement dated November 4, 1999 to the
                                       accompanying Dow Chemical Securities
                                       Prospectus dated October 19, 1999

Registration Statement:                333-88617

Standard & Poor's Rating:              A-


DAIMLERCHRYSLER SECURITIES
--------------------------

Underlying Issuer:                     DaimlerChrysler North America Holding
                                       Corporation

Underlying Securities:                 $3,000,000 8.50% Notes due January 18, 2031

Guarantee:                             The payment of principal and premium,
                                       if any, of and interest on the
                                       DaimlerChrysler Securities is
                                       guaranteed by DaimlerChrysler AG, the
                                       parent company of DaimlerChrysler North
                                       America Holding Corporation.

Amount Originally Issued:              $1,500,000,000

Interest Rate:                         8.50%

Scheduled Payment Dates:               January 18 and July 18

Scheduled Maturity:                    January 18, 2031

Rank:                                  The DaimlerChrysler Securities are
                                       unsecured and unsubordinated and rank
                                       on parity with all other unsecured
                                       and unsubordinated debt of
                                       DaimlerChrysler North America Holding
                                       Corporation.

Denominations:                         $1,000 and integral multiples thereof

                                     4


Redemption:                            The DaimlerChrysler Securities are not
                                       redeemable prior to maturity unless
                                       certain changes involving United States
                                       taxation occur which could require
                                       DaimlerChrysler North America Holding
                                       Corporation or DaimlerChrysler AG to pay
                                       additional amounts on the DaimlerChrysler
                                       Securities. Upon the occurrence of any
                                       such event, DaimlerChrysler North
                                       America Holding Corporation may redeem
                                       the DaimlerChrysler Securities in
                                       whole, but not in part. The redemption
                                       price is 100% of the principal amount
                                       of the DaimlerChrysler Securities to be
                                       redeemed plus accrued interest to
                                       the date of the redemption.

Events of Default:                     Failure to pay principal when due and
                                       such default continues for five
                                       business days; failure to pay
                                       interest when due for a period of 30
                                       days; breach of a covenant or
                                       warranty in the indenture governing
                                       the DaimlerChrysler Securities which
                                       continues for 90 days after notice
                                       provided for in the indenture
                                       governing the DaimlerChrysler
                                       Securities; acceleration of any other
                                       notes or bonds of DaimlerChrysler
                                       North America Holding Corporation or
                                       DaimlerChrysler AG in an aggregate
                                       principal amount exceeding
                                       $50,000,000; and certain events of
                                       bankruptcy, insolvency or
                                       reorganization of DaimlerChrysler
                                       North America Holding Corporation or
                                       DaimlerChrysler AG.

Modification and Waiver:               The indenture governing the
                                       DaimlerChrysler Securities may
                                       generally be modified with the
                                       consent of the holders of a majority
                                       in principal amount of the debt
                                       securities; provided that the consent
                                       of each holder of the affected debt
                                       securities is needed to modify
                                       certain payment provisions of the
                                       indenture governing the
                                       DaimlerChrysler Securities.

Currency of Denomination:              U.S. dollars

Form:                                  Book-Entry

CUSIP:                                 233835AQ0

Underlying Securities Prospectus:      The DaimlerChrysler Securities
                                       Prospectus Supplement dated January 11,
                                       2001 to the accompanying Daimler
                                       Chrysler Securities Prospectus dated
                                       January 11, 2001.

Registration Statement:                333-10366 and 333-11306

Standard & Poor's Rating:              BBB+


EOP SECURITIES
--------------

Underlying Issuer:                     EOP Operating Limited Partnership

Underlying Securities:                 $3,000,000 7.875% Notes due July 15, 2031

                                     5


Guarantee:                             The payment of principal, premium and
                                       interest on the EOP Securities is
                                       fully and unconditionally guaranteed
                                       by Equity Office Properties Trust,
                                       the general partner of EOP Operating
                                       Limited Partnership. As of the date
                                       of the EOP Securities Prospectus
                                       Supplement, the sole asset of Equity
                                       Office Properties Trust was its
                                       investment in EOP Operating Limited
                                       Partnership.

Amount Originally Issued:              $300,000,000

Interest Rate:                         7.875%

Scheduled Payment Dates:               January 15 and July 15

Scheduled Maturity:                    July 15, 2031

Rank:                                  The EOP Securities are unsecured and
                                       unsubordinated and rank on parity with
                                       all other unsecured and unsubordinated
                                       debt of EOP Operating Limited
                                       Partnership.

Denominations:                         $1,000 and integral multiples thereof

Optional Redemption:                   The EOP Securities are redeemable, as a
                                       whole or in part, at the option of EOP
                                       Operating Limited Partnership. The
                                       redemption price shall be equal to the
                                       sum of (x) 100% of the principal amount
                                       of EOP Securities to be redeemed plus
                                       accrued interest to the date fixed for
                                       redemption and (y) the excess, if any,
                                       of (1) the aggregate present value, as
                                       of the date of such redemption, of each
                                       dollar of principal of the EOP
                                       Securities being redeemed plus interest
                                       (exclusive of interest accrued to the
                                       date of redemption) that would have
                                       accrued if such redemption had not been
                                       made, discounted on a semiannual basis
                                       at a rate equal to the sum of 0.30% plus
                                       the arithmetic mean of certain treasury
                                       yields over (2) the aggregate amount of
                                       the EOP Securities being redeemed.

Tax Redemption:                        The EOP Securities are redeemable, as
                                       a whole and not in part, at the
                                       option of EOP Operating Limited
                                       Partnership, if at any time EOP
                                       Operating Limited Partnership becomes
                                       obligated to pay additional amounts
                                       on any of the notes issued under the
                                       indenture governing the EOP
                                       Securities. The redemption price
                                       shall be equal to 100% of the
                                       principal amount of EOP Securities to
                                       be redeemed plus accrued interest to
                                       the redemption date.

Events of Default:                     Failure to pay principal provided for in
                                       the indenture governing the EOP
                                       Securities or any premium when due;
                                       failure to pay interest or any
                                       additional amounts when due for a period
                                       of 30 days; breach of a covenant or
                                       warranty in the indenture governing the
                                       EOP Securities which continues for 60
                                       days after notice provided for in the
                                       indenture governing the EOP Securities;
                                       default by EOP Operating Limited
                                       Partnership in the payment of an
                                       aggregate principal amount exceeding
                                       $3,000,000 of any


                                     6


                                       evidence of recourse indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured; and certain events of bankruptcy, insolvency or reorganization of EOP Operating Limited Partnership or any significant subsidiary thereof.

Modification and Waiver:               The indenture governing the EOP
                                       Securities may generally be modified
                                       with the consent of the holders of a
                                       majority in aggregate principal
                                       amount of each series of outstanding
                                       debt securities issued under the
                                       indenture governing the EOP
                                       Securities; provided that the consent
                                       of each holder of each affected
                                       series is needed to modify certain
                                       payment provisions of the indenture
                                       governing the EOP Securities.

Currency of Denomination:              U.S. dollars

Form:                                  Book-Entry

CUSIP:                                 268766BV3

Underlying Securities Prospectus:      The EOP Securities Prospectus
                                       Supplement dated July 11, 2001 to the
                                       accompanying EOP Securities
                                       Prospectus dated June 20, 2001.

Registration Statement:                333-58976-01

Standard & Poor's Rating:              BBB+


CINGULAR WIRELESS SECURITIES
----------------------------

Underlying Issuer:                     Cingular Wireless LLC

Underlying Securities:                 $3,000,000 7.125% Notes due 2031

Amount Originally Issued:              $750,000,000

Interest Rate:                         7.125%

Scheduled Payment Dates:               June 15 and December 15

Scheduled Maturity:                    December 15, 2031

Rank:                                  The Cingular Wireless Securities are
                                       unsecured and rank on parity with all
                                       other unsecured and unsubordinated debt
                                       of Cingular Wireless LLC.

Denominations:                         $1,000 and integral multiples thereof

Redemption:                            The Cingular Wireless Securities are
                                       redeemable, as a whole or in part, at
                                       the option of Cingular Wireless LLC. The
                                       redemption price shall be equal to the
                                       greater of (x) 100% of the principal
                                       amount of Cingular Wireless Securities
                                       to be redeemed and (y) the sum of the
                                       present values of the remaining
                                       scheduled payments of principal


                                     7


                                       and interest on the Delphi Securities,
                                       discounted on a semiannual basis at a
                                       rate equal to the sum of a specified
                                       treasury rate and 30 basis points, plus, in each case, accrued interest to the redemption date.

Events of Default:                     Failure to pay principal or any premium
                                       when due; failure to pay interest when
                                       due for a period of 90 days; breach of a
                                       covenant or warranty in the indenture
                                       governing the Cingular Wireless
                                       Securities which continues for 90 days
                                       after receipt by Cingular Wireless LLC
                                       of notice from the trustee or holders of
                                       not less than 25% of the aggregate
                                       principal amount of the Cingular
                                       Wireless Securities; and certain events
                                       of bankruptcy, insolvency or
                                       reorganization of the issuer.

Modification and Waiver:               The indenture governing the Cingular
                                       Wireless Securities may generally be
                                       modified with the consent of the holders
                                       of a majority of the aggregate principal
                                       amount of the Cingular Wireless
                                       Securities; provided that the consent of
                                       100% the holders of the Cingular
                                       Wireless Securities is needed to modify
                                       certain payment provisions of the
                                       indenture governing the Cingular
                                       Wireless Securities.

Currency of Denomination:              U.S. dollars

Form:                                  Book-Entry

CUSIP:                                 17248RAJ5

Underlying Securities Prospectus:      The Cingular Wireless Securities
                                       Prospectus dated July 26, 2002

Registration Statement:                333-81342

Standard & Poor's Rating:              A+


GECC SECURITIES
---------------

Underlying Issuer:                     General Electric Capital Corporation

Underlying Securities:                 $3,000,000 6.75% Global Medium-Term Notes,
                                       Series A due March 15, 2032

Amount Originally Issued:              $3,000,000,000

Interest Rate:                         6.75%

Scheduled Payment Dates:               March 15 and September 15

Scheduled Maturity:                    March 15, 2032

Rank:                                  The GECC Securities are unsecured and
                                       rank on parity with all other
                                       unsecured unsubordinated debt of
                                       General Electric Capital Corporation.

                                     8


Denominations:                         $1,000 and integral multiples thereof

Redemption:                            The GECC Securities are redeemable, as a
                                       whole or in part, at the option of
                                       General Electric Capital Corporation.
                                       The redemption price shall be equal the
                                       greater of (x) 100% of the principal
                                       amount of GECC Securities to be redeemed
                                       and (y) the sum of the present values of
                                       the remaining scheduled payments on
                                       principal on the GECC Securities,
                                       discounted on a semiannual basis at a
                                       rate equal to the sum of a specified
                                       treasury rate and 20 basis points, plus,
                                       in each case, accrued interest to the
                                       redemption date.

Events of Default:                     Failure to pay principal or premium;
                                       failure to pay interest for a period
                                       of 30 days; breach of a covenant in
                                       the indenture governing the GECC
                                       Securities which continues for 60
                                       days after written notice provided
                                       for in the indenture governing the
                                       GECC Securities; failure by General
                                       Electric Capital Corporation to pay
                                       principal at maturity on any other
                                       outstanding debt within 10 days of
                                       notice of such default; and certain
                                       events of bankruptcy, insolvency or
                                       reorganization of General Electric
                                       Capital Corporation.

Modification and Waiver:               The indenture governing the GECC
                                       Securities may generally be modified
                                       with the consent of the holders of
                                       2/3rds of the aggregate principal
                                       amount of the debt securities issued
                                       under the indenture governing the
                                       GECC Securities; provided that the
                                       consent of 100% of such holders is
                                       needed to modify certain payment
                                       provisions of the indenture governing
                                       the GECC Securities.

Currency of Denomination:              U.S. dollars

Form:                                  Book-Entry

CUSIP:                                 36962GXZ2

Underlying Securities Prospectus:      The GECC Securities Pricing
                                       Supplement dated March 13, 2002 to
                                       GECC Securities Prospectus Supplement
                                       dated September 5, 2001 to the
                                       accompanying Prospectus dated
                                       August 31, 2001.

Registration Statement:                333-66560

Standard & Poor's Rating:              AAA


GOLDMAN SACHS SECURITIES
------------------------

Underlying Issuer:                     The Goldman Sachs Group, Inc.

Underlying Securities:                 $3,000,000 6.125% Notes, due February 15, 2033

                                     9


Amount Originally Issued:              $2,000,000,000

Interest Rate:                         6.125%

Scheduled Payment Dates:               February 15 and August 15

Scheduled Maturity:                    February 15, 2033

Rank:                                  The Goldman Sachs Securities are
                                       unsecured and rank on parity with all
                                       other unsecured and unsubordinated
                                       debt of The Goldman Sachs Group, Inc.

Denominations:                         $1,000 and integral multiples thereof.

Optional Redemption:                   The Goldman Sachs Securities are
                                       redeemable, as a whole or in part, at
                                       the option of The Goldman Sachs Group,
                                       Inc. The redemption price shall be equal
                                       the greater of (x) 100% of the principal
                                       amount of Goldman Sachs Securities to be
                                       redeemed and (y) the sum of the present
                                       values of the remaining scheduled
                                       payments on principal on the Goldman
                                       Sachs Securities, discounted on a
                                       semiannual basis at a rate equal to the
                                       sum of a specified treasury rate and 20
                                       basis points, plus, in each case,
                                       accrued interest to the redemption date.

Tax Redemption:                        The Goldman Sachs Securities are
                                       redeemable, as a whole and not in
                                       part, at the option of The Goldman
                                       Sachs Group, Inc., if at any time The
                                       Goldman Sachs Group, Inc. becomes
                                       obligated to pay additional amounts
                                       on any of the notes issued under the
                                       indenture governing the Goldman Sachs
                                       Securities. The redemption price
                                       shall be equal to 100% of the
                                       principal amount of Goldman Sachs
                                       Securities to be redeemed plus
                                       accrued interest to the redemption date.

Events of Default:                     Failure to pay principal or premium
                                       when due; failure to pay interest for
                                       a period of 30 days; breach of a
                                       covenant in the indenture which
                                       continues for 60 days after notice
                                       provided for in the indenture
                                       governing the Goldman Sachs
                                       Securities; and certain events of
                                       bankruptcy or insolvency of The
                                       Goldman Sachs Group, Inc.

Modification and Waiver:               The indenture governing the Goldman
                                       Sachs Securities may generally be
                                       modified with the consent of the
                                       holders of at least a majority in
                                       aggregate principal amount of each
                                       affected series of outstanding debt
                                       securities issued under the indenture
                                       governing the Goldman Sachs
                                       Securities; provided that the consent
                                       of the each holder of each affected
                                       series is needed to modify certain
                                       payment provisions of the indenture
                                       governing the Goldman Sachs Securities.

Currency of Denomination:              U.S. dollars

Form:                                  Book-Entry

                                     10


CUSIP:                                 38141GCU6

Underlying Securities Prospectus:      The Goldman Sachs Securities Prospectus
                                       Supplement dated February 6, 2003 to the
                                       accompanying Goldman Sachs Securities
                                       Prospectus dated June 25, 2001.

Registration Statement:                333-63082

Standard & Poor's Rating:              A+


CITIGROUP SECURITIES
--------------------

Underlying Issuer:                     Citigroup Inc.

Underlying Securities:                 $3,000,000 5.875% Subordinated Notes due
                                       February 22, 2033

Amount Originally Issued:              $1,000,000,000

Interest Rate:                         5.875%

Scheduled Payment Dates:               February 22 and August 22

Scheduled Maturity:                    February 22, 2033

Rank:                                  The Citigroup Securities are
                                       unsecured and rank junior to
                                       Citigroup Inc.'s senior indebtedness
                                       and on parity with all other
                                       unsecured subordinated debt of
                                       Citigroup Inc.

Denominations:                         $1,000 and integral multiples thereof.

Redemption:                            The Citigroup Securities are not
                                       redeemable prior to maturity unless
                                       certain changes involving United States
                                       taxation occur which could require
                                       Citigroup Inc. to pay additional amounts
                                       on the Citigroup Securities. Upon the
                                       occurrence of any such event, Citigroup
                                       Inc. may redeem the Citigroup Securities
                                       in whole, but not in part. The
                                       redemption price is 100% of the
                                       principal amount of the securities to be
                                       redeemed plus accrued interest to the
                                       date of the redemption.

Events of Default:                     Failure to pay principal when due;
                                       failure to pay interest for a period
                                       of 30 days; breach of a covenant in
                                       the indenture which continues for 90
                                       days after notice provided for in the
                                       indenture governing the Citigroup
                                       Securities; and certain events of
                                       bankruptcy or insolvency of Citigroup Inc.

Modification and Waiver:               The indenture governing the Citigroup
                                       Securities may generally be modified
                                       with the consent of the holders of at
                                       least a majority in aggregate
                                       principal amount of the outstanding
                                       subordinated debt securities of all
                                       affected series issued under the
                                       indenture governing the


                                     11


                                       Citigroup Securities; provided that the
                                       consent of each affected holder is
                                       needed to modify certain payment
                                       provisions of the indenture governing
                                       the Citigroup Securities.

Currency of Denomination:              U.S. dollars

Form:                                  Book-Entry

CUSIP:                                 172967BU4

Underlying Securities Prospectus:      The Citigroup Securities Prospectus
                                       Supplement dated February 11, 2003 to
                                       the accompanying Citigroup Securities
                                       Prospectus dated January 29, 2003.

Registration Statement:                333-102206

Standard & Poor's Rating:              A+


VERIZON MARYLAND SECURITIES
---------------------------

Underlying Issuer:                     Verizon Maryland Inc.

Underlying Securities:                 $3,000,000 5.125% Debentures, Series B,
                                       due June 15, 2033

Amount Originally Issued:              $350,000,000

Interest Rate:                         5.125%

Scheduled Payment Dates:               June 15 and December 15

Scheduled Maturity:                    June 15, 2033

Rank:                                  The Verizon Maryland Securities are
                                       unsecured and rank on parity with all
                                       other unsecured and unsubordinated debt
                                       of Verizon Maryland Inc.

Denominations:                         $1,000 and integral multiples thereof.

Redemption:                            The Verizon Maryland Securities are
                                       redeemable, as a whole or in part, at
                                       the option of Verizon Maryland Inc. The
                                       redemption price shall be equal to the
                                       greater of (x) 100% of the principal
                                       amount of Verizon Maryland Securities to
                                       be redeemed and (y) the sum of the
                                       present values of the remaining
                                       scheduled payments on principal on the
                                       Verizon Maryland Securities, discounted
                                       on a semiannual basis at a rate equal to
                                       the sum of a specified treasury rate and
                                       30 basis points, plus, in each case,
                                       accrued interest to the redemption date.

Events of Default:                     Failure to pay principal or premium
                                       when due; failure to pay interest for
                                       a period of 30 days; breach of a

                                     12


                                       covenant in the indenture which
                                       continues for 90 days after notice
                                       provided for in the indenture
                                       governing the Verizon Maryland
                                       Securities; and certain events of
                                       bankruptcy or insolvency of Verizon
                                       Maryland Inc.

Modification and Waiver:               The indenture governing the Verizon
                                       Maryland Securities may generally be
                                       modified with the consent of the
                                       holders of at least a majority in
                                       aggregate principal amount of the
                                       outstanding debt securities of all
                                       affected series issued under the
                                       indenture governing the Verizon
                                       Maryland Securities; provided that
                                       the consent of each affected holder
                                       is needed to modify certain payment
                                       provisions of the indenture governing
                                       the Verizon Maryland Securities.

Currency of Denomination:              U.S. dollars

Form:                                  Book-Entry

CUSIP:                                 92344WAB7

Underlying Securities Prospectus:      The Verizon Maryland Securities
                                       Prospectus Supplement dated June 11,
                                       2003 to the accompanying Verizon
                                       Maryland Securities Prospectus dated
                                       June 11, 2003.

Registration Statement:                333-63886

Standard & Poor's Rating:              A+

                                                                     EXHIBIT B

                TERMS OF THE CERTIFICATES AS OF CLOSING DATE

Maximum Number of Select Notes Trust,             Up to 34,085
Series Long Term Certificates 2003-4

Aggregate Principal Amount                        $34,085,000
of Select Notes Trust, Series Long Term
Certificates 2003-4:

Authorized Denomination:                          $1,000 and integral multiples thereof

Rating Agency:                                    Standard & Poor's Ratings Services

Closing Date:                                     September 26, 2003

Distribution Dates:                               The 15th day of each month, except if
                                                  such day is not a Business Day, then
                                                  the next Business Day, commencing
                                                  November 17, 2003.

Pass-Through Rate:                                Initially, 5.90%

Maturity Date:                                    June 15, 2033

Record Date:                                      With respect to any Distribution Date,
                                                  the day immediately preceding such
                                                  Distribution Date.

Initial Certificate Registrar:                    U.S. Bank National Association

Corporate Trust Office:                           U.S. Bank National Association
                                                  100 Wall Street, Suite 1600
                                                  New York, New York  10005
                                                  Attention: Corporate Trust Department,
                                                  Regarding Select Income Trust,
                                                  Series 2003-4

                                                                     EXHIBIT C

                            FORM OF CERTIFICATES

THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE TRUSTOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY
GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER R-1                                     [    ] Certificates
CUSIP                     $34,085,000 Certificate Principal Amount


                             SELECT NOTES TRUST,

                    LONG TERM CERTIFICATES SERIES 2003-4

evidencing an undivided interest in the Trust, as defined below, the assets of which include primarily the Underlying Securities and the rights of the Trustee under the Advancing Agreement.

This Certificate does not represent an interest in or obligation of the Trustor or any of its affiliates.

         THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in Select Notes Trust LT 2003-4 (the "Trust") formed by Structured Obligations Corporation, as Trustor (the "Trustor").

         The Trust was created pursuant to a Base Trust Agreement, dated as of April 2, 2002 (as amended and supplemented, the "Agreement"), between the Trustor and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Select Notes Trust LT 2003-4 Series Supplement, dated as of September 26, 2003 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Trustor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as "SELECT NOTES TRUST(SM), LONG TERM CERTIFICATES SERIES 2003-4" (herein called the "Certificate" or "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Underlying Securities and Treasury Securities and all proceeds of the Underlying Securities and Trust Securities. Additional Underlying Securities and Treasury Securities may be sold to the Trustee and additional Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional Certificates shall rank pari passu with all other Certificates issued in accordance with the Series Supplement.

         Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the interest and principal, if any to be distributed on such Distribution Date. The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Trust Agreement.

         It is the intent of the Trustor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended. Except as otherwise required by appropriate taxing authorities, the Trustor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.

         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Trustor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trustor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trustor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trustor.

         The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

         A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed and authenticated by its manual or facsimile signature.

                                 U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee and Authenticating Agent

                                 By:
                                    ---------------------------------------
                                    Authorized Signatory

                                                                     EXHIBIT D

                    FORM OF SELECT NOTES TRUST LT 2003-4
                  MONTHLY TRUSTEE'S TAX REPORTING STATEMENT

1. Amount of interest income received by the Select Notes Trust LT 2003-4
(the "Trust") during the period commencing on the day after the [ ] Interest Distribution Date to and including the [ ] Interest Distribution Date is
$[ ] (the Certificateholder's pro rata portion of this amount is the amount to be included on such Certificateholder's Form 1099).

         a. Per Certificate held amount of interest income to be included on Form 1099 for the year ended December 31, [ ] is $[ ] (line 1 divided by line 7).

2. Total of all interest distributed to Certificateholders during the period commencing on the day after the [ ] Interest Distribution Date to and including the [ ] Interest Distribution Date is $[ ].

3. Total amount of advances made to the Trustee on the [ ] Interest Distribution Date is $[ ].

         a. The date and amount of each advance

4. Total amount of advances repaid to the Advancing Party during the period commencing on the day after the [ ] Interest Distribution Date to and including the [ ] Interest Distribution Date is $[ ].

         a. The date and amount of each repayment of Advances

5. Net [advances][repayments] made during the period commencing on the day after the [ ] Interest Distribution Date to and including the [ ] Interest Distribution Date is $[ ] (line 3 minus line 4).

6. Total amount of interest expense paid to Advancing Party on the [ ] Interest Distribution Date is $[ ] (the Certificateholder's pro rata portion of this amount should be included in a footnote to such Certificateholder's Form 1099 indicating that such amount should constitute investment indebtedness interest, which can be deducted by non corporate taxpayers to the extent of net investment income).

         a. Per Certificate held amount of interest expense to be included in the footnote to Form 1099 for the year ended December 31, [ ] is $[ ] (line 6 divided by line 7).

7. Total number of Certificates outstanding is [ ].

8. Payments made on Underlying Securities and Treasury Securities during the period commencing on the day after the [ ] Interest Distribution Date to and including the [ ] Interest Distribution Date.

         a. Amount and date of payment of interest on each Underlying
            Security
         b. Amount and date of payment of principal on each Underlying Security
         c. Amount and date of payment of Treasury Securities



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                                                                    EXHIBIT E

                      FORM OF UCC-1 FINANCING STATEMENT


                          On File with the Trustee



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                                                                   SCHEDULE 1

                     2003-4 Schedule of Accrued Interest

-------------------------------------------------------------------------------
       Bond                       Interest Payment Date      Accrued Amount
                                                         Payable to J.P. Morgan
                                                             Securities Inc.
-------------------------------------------------------------------------------
Delphi Automotive                      November 1, 2003            86,093.75

Dow Chemical                           November 1, 2003            89,114.58

Cingular Wireless                     December 15, 2003            59,968.75

Verizon Maryland                      December 15, 2003            42,708.33


EOP Operating LP                       January 15, 2004            46,593.75

DaimlerChrysler                        January 18, 2004            48,166.67

GE Global Insurance                   February 15, 2004            23,916.67

Goldman Sachs                         February 15, 2004            20,927.08

Citigroup                             February 22, 2004            16,645.83

General Electric Capital Corp.           March 15, 2004             6,187.50

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                                              Total               440,322.92